UNDERWRITING AGREEMENT

June 3, 2002

Aurizon Mines Ltd.

Suite 900 - 510 Burrard Street

Vancouver, British Columbia

V6C 3A8

Attention:

David P. Hall

President and Chief Executive Officer

Dear Sirs/Mesdames:

National Bank Financial Inc. and Haywood Securities Inc. (collectively, the "Underwriters" and each individually an "Underwriter") hereby offer to purchase from Aurizon Mines Ltd. (the "Company") and the Company agrees to issue and sell the Underwriters 7,100,000 subscription receipts (the "Subscription Receipts") of the Company or, in the circumstances described herein, an equivalent number of common shares in the capital of the Company (as applicable, the "Offered Securities") in accordance with the terms and conditions described in this agreement. The offer of the Offered Securities by the Company is hereinafter referred to as the "Offering".

In consideration of the services to be rendered by the Underwriters in connection with the Offering, including (i) assisting in preparing documentation relating to the sale of the Offered Securities, (ii) distributing the Offered Securities to the public, both directly and indirectly, (iii) performing administrative work in connection with the Offering, and (iv) all other services arising out of this agreement, the Company agrees to pay the Underwriting Fee (as hereinafter defined) and to issue the Compensation Warrants (as hereinafter defined) to the Underwriters at the Time of Closing.

The Company and the Underwriters acknowledge and agree that if a separate fee were to have been charged to the Company for the services described in item (ii) of the preceding paragraph, such separate fee would represent more than fifty percent (50%) of the Underwriting Fee, and the Company further acknowledges and agrees that the Underwriters, in connection with the Underwriting Fee, will rely on the foregoing in not charging Canadian Federal Goods and Services Tax on the Underwriting Fee. The Company agrees that should the Canada Customs and Revenue Agency determine that Goods and Services Tax should have been charged on all or any part of the Underwriting Fee, the Company will forthwith pay to the Underwriters any such tax to the extent determined to be exigible.

The Company agrees that the Underwriters will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their agents to assist in the Offering and that the Underwriters may determine the remuneration payable to such other dealers appointed by them, such remuneration to be payable by the Underwriters.

This offer is conditional upon and subject to the additional terms and conditions set forth below.

1.

Interpretation

1.1

Unless expressly provided otherwise, where used in this agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Applicable Securities Laws" means, collectively, the applicable securities laws of each of the Qualifying Provinces, the securities laws of the United States and the states thereof and the securities legislation of each other relevant jurisdiction and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements and blanket orders and rulings of the Securities Commissions, the United States Securities and Exchange Commission and each other relevant securities regulatory authority;

"Approval Date" means the date on which all of the Required Approvals have been obtained by the Company;

"Business Day" means a day other than a Saturday, Sunday or statutory or banking holiday in the Province of British Columbia or Ontario;

"Closing Date" means the date on which the Offering is to be completed, as specified in Schedule "A" to this agreement;

"Company" shall have the meaning ascribed thereto in the first paragraph of this agreement;

"Company's Information Record" means any statement contained in any press release, material change report, financial statement, annual information form, annual or interim report, proxy circular or other document of the Company which has been or is publicly disseminated by or with the consent of the Company, whether pursuant to any Applicable Securities Laws or otherwise;

"Compensation Warrant Certificates" means the warrant certificates to be executed by the Company evidencing the Compensation Warrants in form and substance satisfactory to the Company and the Underwriters acting reasonably;

"Compensation Warrants" means the compensation warrants of the Company to be issued to the Underwriters as described in Schedule "A" to this agreement;

"due inquiry", when used in relation to the Company, means after inquiries have been made of the appropriate officers, employees and directors of the Company who may reasonably be expected to have knowledge of facts which are material with respect to the fact in question;

"Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest;

"Escrow Agent" means such person who is mutually acceptable to the Company and the Underwriters to act as escrow agent pursuant to the Escrow Agreement or any successor thereto pursuant to the Escrow Agreement;

"Escrow Agreement" means the escrow agreement to be entered into between the Company, the Underwriters and the Escrow Agent, as escrow agent, in respect of the Escrowed Amount (if the Offered Securities are to be issued as Subscription Receipts);

"Escrowed Amount" shall have the meaning ascribed to such term in Schedule "A" to this agreement;

"Exchange" means the Toronto Stock Exchange;

"including" means including without limitation and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

"Indemnified Party" shall have the meaning ascribed thereto in Section 9.1;

"material change" means a material change for the purposes of the Applicable Securities Laws or, where undefined under the Applicable Securities Laws of a jurisdiction, means a change in the business, operations or capital of the Company or its subsidiaries, that would reasonably be expected to have a significant effect on the market price or value of any of the Company's securities and includes a decision to implement such a change made by the Company's board of directors or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

"material fact" means a material fact for the purposes of the Applicable Securities Laws or, where undefined under the Applicable Securities Laws of a jurisdiction, means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Company's securities;

"misrepresentation" means a misrepresentation as defined under the Applicable Securities Laws or, where undefined under the Applicable Securities Laws of a jurisdiction, means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

"Multilateral Instrument" means Multilateral Instrument 45-102 - Resales of Securities;

"NBF" means National Bank Financial Inc.;

"Offered Securities" means, as determined in the circumstances described in Schedule "A" hereto, either: (i) 7,100,000 Subscription Receipts; or (ii) 7,100,000 Shares;

"Offering" shall have the meaning ascribed thereto in the first paragraph of this agreement;

"Outstanding Convertible Securities" means all options (whether put or call options), including options granted or proposed to be granted to officers, directors, employees or consultants, share purchase or acquisition rights or warrants and other convertible securities outstanding as at the date of this agreement, whether issued pursuant to an established plan or otherwise;

"person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

"Purchasers" means, collectively, each of the purchasers of Offered Securities pursuant to the Offering, including, if applicable, the Underwriters;

"Qualifying Provinces" means each of the provinces of Canada described in Schedule "A" to this agreement;

"Required Approvals" means all shareholder and regulatory approvals to be obtained by the Company so as to permit the automatic exercise of the Subscription Receipts into Underlying Shares or the direct issuance of Shares as the Offered Securities, including the requisite approval of the shareholders of the Company at the Company's annual meeting to be held on June 18, 2002;

"Securities Commissions" means, collectively, the securities commissions or similar regulatory authorities in each of the Qualifying Provinces and "Securities Commission" means a securities commission or other securities regulatory authority in any one Qualifying Province as the context may require;

"Selling Group" means, collectively, those registered dealers appointed by the Underwriters to assist in the Offering as contemplated in the fourth paragraph of this agreement;

"Shares" means common shares in the capital of the Company;

"Subscription Agreements" means, collectively, the subscription agreements entered into between, inter alia, the Purchasers, the Underwriters and the Company in respect of the Offering;

"Subscription Receipts" shall have the meaning ascribed thereto in the first paragraph of this agreement;

"Subscription Receipt Certificates" means the subscription receipt certificates to be executed by the Company evidencing the Subscription Receipts;

"subsidiary" has the meaning given to such term under the Securities Act (British Columbia);

"Survival Limitation Date" means the second anniversary of the Closing Date;

"Time of Closing" means the time on a Closing Date at which the Offering is to be completed, as specified in Schedule "A" to this agreement;

"Underlying Compensation Shares" means the Shares issuable upon exercise of the Compensation Warrants;

"Underlying Shares" means the Shares issuable upon the automatic exercise of the Subscription Receipts (if the Offered Securities are to be Subscription Receipts), as more particularly described in Schedule "A" hereto;

"Underwriters" and "Underwriter" shall have the meanings ascribed thereto in the first paragraph of this agreement; and

"Underwriting Fee" means the fee payable to the Underwriters as specified in Schedule "A" to this agreement; and

"United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to the jurisdiction of the United States of America.

1.2

The division of this agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this agreement. In this agreement, words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders.

1.3

Any action or payment required or permitted to be taken or made hereunder on a day which is not a Business Day shall or may be, as the case may be, taken or made on the next succeeding Business Day with the same force and effect as if taken or made within the period for the taking or making of such action.

1.4

This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and time shall be of the essence hereof.

1.5

All amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.6

The following are the schedules attached to this agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule A -	Details of the Offering
Schedule B -	Details as to Outstanding Convertible Securities
Schedule C -	Terms and Conditions for United States Offers and Sales of Offered Securities
Schedule D -	Details of Encumbrances

2.

Nature of Transaction

2.1

Subject to the terms and conditions of this agreement, the Underwriters severally (and not jointly or jointly and severally) in proportion to their respective interests as set out in Section 13.1 offer to purchase from the Company and, by its acceptance of this agreement, the Company agrees to issue and sell to the Underwriters at the Time of Closing all but not less than all of the Offered Securities at a price of $1.15 per Subscription Receipt or Share, as applicable, being an aggregate purchase price of $8,165,000.

2.2

Each Purchaser who is resident in a Qualifying Province shall purchase under one or more "private placement" exemptions so that the purchases will be exempt from the prospectus requirements of the Applicable Securities Laws. Each other Purchaser shall purchase in accordance with such procedures as the Company and the Underwriters may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. The Company hereby agrees to use its commercially reasonable best efforts to secure compliance with all securities regulatory requirements on a timely basis in connection with the distribution of the Offered Securities to the Purchasers, including by filing within the periods stipulated under Applicable Securities Laws and at the Company's expense all private placement forms required to be filed by the Company and the Purchasers, respectively, in connection with the Offering and paying all filing fees required to be paid in connection therewith so that the distribution of the Offered Securities may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Securities Laws. The Underwriters agree to assist the Company in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering. The Underwriters will notify the Company with respect to the identity of each Purchaser as soon as practicable and with a view to leaving sufficient time to allow the Company to secure compliance with all relevant regulatory requirements under Applicable Securities Laws relating to the sale of the Offered Securities.

2.3

If the Offered Securities are to be issued as Subscription Receipts, they shall be issued pursuant to this agreement and the automatic exercise thereof shall be governed by the provisions of the Subscription Receipt Certificates, such Subscription Receipt Certificates to be in a form satisfactory to the Company and the Underwriters, acting reasonably.

2.4

Any offer and sale of the Offered Securities in the United States shall be made in accordance with the terms and conditions set out in Schedule "C" to this agreement, which terms and conditions and the representations, warranties and covenants of the parties are hereby incorporated by reference.

3.

Representations, Warranties and Covenants of the Underwriters

3.1

The Underwriters hereby represent, warrant and covenant with the Company that they will (and will use their commercially reasonable best efforts to cause the members of the Selling Group to): (i) conduct and have conducted activities in connection with arranging for the sale of the Offered Securities in compliance with the Applicable Securities Laws; (ii) not solicit and have not solicited offers to purchase or sell the Offered Securities so as to require registration of, or filing of a prospectus, offering memorandum or similar disclosure document with respect to, the Offered Securities (or, if applicable, the Underlying Shares to be issued upon the automatic exercise the Subscription Receipts), under the laws of any jurisdiction, including the United States or any state thereof, and not, without the consent of the Company or as otherwise contemplated in this agreement, solicit offers to purchase or sell the Offered Securities in any jurisdiction outside of the Qualifying Provinces where the solicitation or sale of the Offered Securities would result in any ongoing disclosure requirements in such jurisdiction, any registration requirements in such jurisdiction except for the filing of a notice or report of the solicitation or sale, or where the Company may be subject to liability in connection with the sale of the Offered Securities which is materially more onerous than its liability under, taken together, the Applicable Securities Laws in the Qualifying Provinces and the applicable securities legislation to which it is subject as at the date of this agreement; (iii) obtain from each Purchaser an executed Subscription Agreement in a form reasonably acceptable to the Company and to the Underwriters relating to the transactions herein contemplated, together with all documentation (including questionnaires and undertakings required by the Exchange) as may be necessary in connection with subscriptions for Offered Securities; (iv) refrain and have refrained from providing to prospective purchasers an offering memorandum within the meaning of Applicable Securities Laws and from advertising the Offering in (A) printed media of general and regular paid circulation, (B) radio, (C) television, or (D) telecommunication (including electronic display) and not make use of any green sheet or other internal marketing document without the consent of the Company, such consent to be promptly considered and not to be unreasonably withheld; and (v) use their commercially reasonable best efforts to ensure that the Offered Securities are not sold to any Purchaser which is known to them to be engaged in or carrying on the business of mining or mineral exploration or development.

4.

Representations, Warranties and Covenants of the Company

4.1

The Company hereby represents, warrants and covenants to and with the Underwriters, for their own benefit and in trust for the benefit of the Purchasers, that:

4.1.1

General Matters

(a)

as at the date hereof: (i) the authorized capital of the Company consists of 100,000,000 Shares and 100,000,000 preferred shares of which 8,050,000 are designated as Series "A" Convertible Preferred Shares and 1,135,050 are designated as Series "B" Convertible Preferred Shares; and (ii) the issued and outstanding capital of the Company consists solely of 49,279,468 Shares, all of which have been issued as fully paid and non-assessable;

(b)

the Company (i) has been duly incorporated and organized and is validly existing and in good standing under the laws of the Province of British Columbia; (ii) has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) will have all required corporate power and authority to create, issue, allot and sell, as the case may be, the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares at the time of their issuance, to enter into this agreement, the Escrow Agreement and the Subscription Agreements and to execute the Subscription Receipt Certificates (if the Offered Securities are to be issued as Subscription Receipts) and the Compensation Warrant Certificates and to carry out the provisions of this agreement, Escrow Agreement, the Subscription Agreements, the Subscription Receipt Certificates (if the Offered Securities are to be issued as Subscription Receipts) and the Compensation Warrant Certificates;

(c)

the Company has no subsidiary, whether through direct or indirect holdings of securities, which is material to the Company;

(d)

except as disclosed in the Company's Information Record, the Company does not own and does not have any agreements of any nature to acquire, directly or indirectly, any securities, or other equity or proprietary interest in, any person and the Company does not have any agreements to acquire or lease any other business operations;

(e)

the Company is in all material respects conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Time of Closing be valid, subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (actual or proposed, whether financial or otherwise) of the Company, taken as a whole, and except for the failure to be so qualified or the absence of any such licence, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(f)

attached as Schedule "B" is a complete list of all Outstanding Convertible Securities of the Company and, except as contemplated herein or under the terms of the securities listed in Schedule "B", no person now has any agreement or option or right or privilege (whether by law, pre-emptive or contractual) issued or capable of becoming an agreement for (i) the purchase, subscription or issuance of any unissued shares, securities or warrants of the Company; or (ii) the repurchase by or on behalf of the Company of any issued and outstanding securities of the Company;

(g)

to the best of the Company's knowledge, information and belief, after due inquiry, other than the constating documents of the Company (to the extent that they would constitute an agreement), no agreement exists among the shareholders of the Company in respect of the Company and no agreement will exist at the Time of Closing;

(h)

the Company has not committed an act of bankruptcy or sought protection from its creditors from any court or pursuant to any legislation, proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, as the case may be, taken any proceeding to have a receiver appointed of any part of its assets, had any encumbrancer or receiver take possession of any of its property, had an execution or distress become enforceable or levied upon any portion of its property or had any petition for a receiving order in bankruptcy filed against it, and at the Time of Closing, the Company will not be an insolvent person (as that term is defined in the Bankruptcy and Insolvency Act (Canada));

(i)

except as set out in Schedule "D" hereto, the Company is the owner of all of its property and assets used by it in connection with its business, unless leased or licensed, with good and marketable title thereto, free and clear of any Encumbrances and of any rights or privileges capable of becoming Encumbrances;

(j)

except as otherwise disclosed in the Company's Information Record, the Company is not subject to any materially adverse liabilities or obligations, direct or indirect, accrued, absolute, contingent or otherwise and, to the best of the Company's knowledge, information and belief, after due inquiry, without limiting the generality of any representation or warranty given in this agreement, there are no facts or circumstances which might reasonably serve as the basis for, or give rise to, any material adverse liabilities or obligations on the part of the Company;

(k)

the Company has not guaranteed or otherwise given security for or agreed to guarantee or give security for any liability, debt or obligation of any person;

(l)

since December 31, 2001, except as disclosed in the Company's Information Record, the Company has carried on business in the ordinary course and there has not been:

(i)

any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise), business, business prospects, condition (financial or otherwise) or results of operations of the Company, other than: (A) the growth and expansion of the business of the Company and (B) those changes occurring in the ordinary course of business, none of which is materially adverse;

(ii)

except as contemplated in this agreement, any material change in the capital stock or long-term debt of the Company, taken as a whole;

(iii)

any material adverse change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Company, taken as a whole;

(iv)

any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of the Company or any direct or indirect redemption, purchase or other acquisition of any shares; or

(v)

any change in accounting or tax practices followed by the Company;

(m)

there is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Company) pending or, to the best of the Company's knowledge, information and belief, after due inquiry, threatened against or affecting the Company (including any predecessor companies) at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign which in any way materially adversely affects the Company, taken as a whole, or the condition (financial or otherwise) of the Company, taken as a whole, or which questions the validity of the Offered Securities (if the Offered Securities are to be issued as Subscription Receipts) or the Compensation Warrants or the issuance of the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) or Underlying Compensation Shares (or in the case of the Offered Securities (if the Offered Securities are to be issued as Shares), the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and the Underlying Compensation Shares, their issuance as fully paid and non-assessable) or any action taken or to be taken by the Company pursuant to or in connection with this agreement;

(n)

the Company is not in default or in breach in any material respect of, and the execution and delivery of this agreement, the Escrow Agreement, the Subscription Agreements, the Subscription Receipt Certificates (if the Offered Securities are to be issued as Subscription Receipts) and the Compensation Warrant Certificates by the Company, the performance and compliance with the terms of such agreements and certificates and the issue and sale of the Offered Securities (and, if applicable, the Underlying Shares) and the Compensation Warrants by the Company will not result in any material breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Company or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to any of them;

(o)

the Company is, and will at the Time of Closing be, a "reporting issuer" (or its equivalent), not in default, in each of the Provinces of British Columbia, Québec and Ontario and will use its commercially reasonable best efforts to maintain such status for a period from the date hereof up to and including the first anniversary of the Closing Date. In particular, without limiting the foregoing, the Company has at all times complied with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Company which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that the Offering constitutes a material change;

(p)

the Company is, and will at the Time of Closing be, a "qualifying issuer" within the meaning of the Multilateral Instrument;

(q)

no portion of the Company's Information Record to the date hereof contained a misrepresentation as at its date of public dissemination (provided that the foregoing representation is not intended to extend to information and statements in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters specifically for use therein);

(r)

the auditors  who audited the consolidated financial statements of the Company most recently delivered to the securityholders of the Company (or delivered to securityholders prior to the Closing Date) and delivered their report with respect thereto are independent public accountants as required by Applicable Securities Laws;

(s)

there has never been any reportable disagreement during the five year period preceding the date of this agreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Company;

(t)

the currently issued and outstanding Shares are listed and posted for trading on the Exchange and no order ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares or the trading of any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the best of the Company's knowledge, information and belief, after due inquiry, threatened;

(u)

Computershare Trust Company of Canada has been duly appointed as the registrar and transfer agent for the Shares at its principal transfer office in the City of Vancouver;

(v)

the Company has filed all federal, provincial, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that has been disclosed to the Underwriters and is currently being contested in good faith. The Company has withheld from each payment made to any of its past or present employees, officers or directors, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under the applicable legislation;

(w)

the Company has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or its subsidiaries, except for taxes not yet due and there are no audits known by the Company or, to the best of the Company's knowledge, information and belief, after due inquiry, to be pending, of the tax returns of the Company (whether federal, provincial, local or foreign) and to the best of  the Company's knowledge, information and belief, after due inquiry, there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(x)

none of Canada Customs and Revenue Agency, Taxation and Excise or any provincial, state or foreign taxation authority has asserted or, to the best of the Company's knowledge, information and belief, after due inquiry, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(y)

the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(z)

the Company nor, to the best of the Company's knowledge, information and belief, after due inquiry, any other party is in default in the observance or performance of any material term or material obligation to be performed by any of them under any material contract and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(aa)

the Company owns or possesses adequate enforceable rights to use all trademarks, copyrights or trade secrets used or proposed to be used in the conduct of its business (the "Proprietary Rights") and, to the best of the Company's knowledge, information and belief, after due inquiry, the Company is not infringing upon the rights of others with respect to the Proprietary Rights and no others have infringed the Proprietary Rights;

(bb)

the net proceeds of the Offering will be used in the manner specified in Schedule "A" hereto and for no other purpose;

(cc)

this agreement, the Escrow Agreement, the Subscription Agreements, the Subscription Receipt Certificates (if the Offered Securities are to be issued as Subscription Receipts), the Compensation Warrant Certificates and all other contracts and documentation required in connection with the issue and sale of the Offered Securities, the Compensation Warrants and the distribution of the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares shall be, prior to the Closing Date, duly authorized, executed and delivered by the Company, and each shall be a valid and binding obligation of the parties thereto enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditor's rights generally, (ii) general equitable principles, or (iii) limitations under applicable law in respect of rights of indemnity, contribution and waiver of contribution;

(dd)

the attributes of the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares will conform in all material respects with the description thereof in this agreement and the Subscription Agreements;

(ee)

the forms of the certificates representing the Shares, Offered Securities (if the Offered Securities are to be issued as Subscription Receipts) and Compensation Warrants have been duly approved by the directors of the Company and comply with the provisions of the Company Act (British Columbia) and, to the extent applicable, the rules and policies of the Exchange;

(ff)

there is no person acting or purporting to act at the request of the Company, other than the Underwriters, who is entitled to any brokerage, underwriting or similar fee in connection with the transactions contemplated herein;

(gg)

the Company has its property and assets insured against loss or damage by insurable hazards or risks. Such insurance coverage is of a type and in an amount typical to the business in which the Company operates as conducted by a reasonably prudent person, based on the advice of reputable insurance brokers consulted by the Company. The Company has not made any material claim on any policy of insurance or been refused any insurance coverage sought or applied for. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as an when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(hh)

except as disclosed in the Company's Information Record and to the best of the Company's knowledge, information and belief, after due inquiry, none of the directors or officers of the Company, any holder of more than ten per cent (10%) of any class of shares of the Company, or any associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (British Columbia)), has any material interest, direct or indirect, in any material transaction or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Company;

(ii)

the Company will promptly notify the Underwriters in writing if, prior to the Time of Closing, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or fact relating solely to the Underwriters) or any event or development involving a prospective material change or a change in a material fact in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control, management or prospects of the Company;

(jj)

the Company will promptly notify the Underwriters in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the first preceding paragraph; and

(kk)

the Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact as described in the proceeding two paragraphs.

4.1.2

Mining and Environmental Matters

(a)

To the best of the Company's knowledge, information and belief, after due inquiry, the Company has been and is in material compliance with all, and has not received any notice of, or been prosecuted for an offence alleging, non-compliance with any, applicable federal, provincial, municipal, state and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (collectively, the "Environmental and Health Laws"), relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance (collectively, the "Hazardous Substances"), except where such non-compliance or prosecution would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(b)

to the best of the Company's knowledge, information and belief, after due inquiry, the Company has obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under the Environmental and Health Laws (the "Required Permits") required for the operation of its business and each Required Permit is valid, subsisting and in good standing and the holders of the Required Permits are not in material default or breach thereof and no proceeding is pending or to the knowledge of the Company threatened to revoke or limit any Required Permit except where such breach or default would not have a  material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(c)

to the best of the Company's knowledge, information and belief, after due inquiry, the Company has not used, except in  compliance with all Environmental and Health Laws or except to the extent that the consequences would not be materially adverse to the Company, taken as a whole, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(d)

the Company has not received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental and Health Laws, and the Company has not settled any allegation of non-compliance short of prosecution except where such non-compliance would not have a  material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole. There are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company nor has the Company received notice of any of the same;

(e)

except as ordinarily or customarily required by applicable permits, the Company has not received any notice that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental and Health Laws except where such action would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole. The Company has not received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites except where such inquiries would not have a  material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, taken as a whole;

(f)

the Company, taken as a whole, own, controls or has legal rights to, through mining tenements of various types and descriptions, all of the rights, titles and interests materially necessary or appropriate to authorize and enable it to carry on the material mineral exploration and/or mining activities as currently being undertaken and has obtained or, upon performance of all conditions precedent will be able to obtain such rights, titles and interests as may be required to implement its plans on properties which are material to the Company, taken as a whole, and is not in material default of such rights, titles and interests;

(g)

to the best of the Company's knowledge, information and belief, after due inquiry, all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Company in order to maintain the Company's interest therein, if any, have been performed to date and the Company has complied in all material respects with all applicable governmental laws, regulations and policies in this connection as well as with regard to legal, contractual obligations to third parties in this connection except in respect of mining claims and mining rights that the Company intends to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a material adverse effect on the Company, on a consolidated basis. All such mining claims and mining rights are in good standing in all material respects as of the date of this agreement;

(h)

to the best of the Company's knowledge, information and belief, after due inquiry, there are no expropriations or similar proceedings or any material challenges to title or ownership, actual or threatened, of which the Company has received notice against the mining claims and the mining rights or any part thereof;

(i)

to the best of the Company's knowledge, information and belief, after due inquiry, all mining operations on the properties of the Company have been conducted in all respects in accordance with good mining and engineering practices and all applicable workers' compensation and health and safety and workplace laws, regulations and policies have been duly complied with except where the failure to so conduct operations would not have a material adverse effect on the Company, on a consolidated basis;

(j)

to the best of the Company's knowledge, information and belief, after due inquiry, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company except for ongoing assessments conducted by or on behalf of the Company in the ordinary course; and

(k)

to the best of the Company's knowledge, information and belief, after due inquiry, each of the representations and warranties in this Section 4.1.2 is also true in respect of each of the Company's joint venture, co-owner or similar partners in respect of any properties in which the Company has a direct or indirect ownership, royalty or other interest.

4.1.3

Due Diligence Matters

(a)

Prior to the Closing Date, the Company shall allow the Underwriters to conduct all due diligence which it may reasonably require to conduct in respect of the Offering and if one or more visits to the offices of the Company is required, such visit(s) shall be made within normal business hours; and

(b)

the minute books and corporate records of the Company made or to be made available to Fogler, Rubinoff LLP or its local agent counsel in connection with the Underwriters' due diligence investigations of the Company for the period from its date of incorporation to the date of examination thereof, are the original minute books and records of the Company or true copies thereof and contain copies of all proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of such companies and there have been no other proceedings of the shareholders, boards of directors or any committee of the boards of directors of such companies to the date of review of such corporate records and minute books not reflected in such minute books and corporate and other records other than those which have been disclosed to the Underwriters in writing and those which are not material in the context of the Company, taken as a whole.

4.1.4

Employment Matters

(a)

The Company is in all material respects in compliance with all applicable laws and regulations respecting employment and employment practices;

(b)

each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant (the "Employee Plans") has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan. The Company does not and has not had any pension plan (as that term is defined in the Pension Benefits Standards Act (British Columbia));

(c)

all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and Employee Plan payments have been reflected in the books and records of the Company;

(d)

there has not been and there is not to the knowledge of the Company, after due inquiry, currently any labour trouble which is adversely effecting or could adversely effect, in a material manner, the carrying on of the business of the Company; and

(e)

except as disclosed in the Company's Information Record and to the best of the Company's knowledge, information and belief, after due inquiry, the Company does not owe any monies to, nor has the Company any present loans to, or borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any person not dealing at "arm's length" (as such term is defined in the Income Tax Act (Canada)) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of its business. To the best of the Company’s knowledge information and belief, after due inquiry, except  usual employee or consulting arrangements made in the ordinary and normal course of business, the Company is not a party to any contract, agreement or understanding with any officer, director, employee, shareholder or any other person not dealing at arm's length with it. To the best of the Company's knowledge, information and belief, after due inquiry, no officer, director or employee of the Company and no entity which is an affiliate or associate of one or more of the foregoing, owns, directly or indirectly, any interest in (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in, a business competitive with the Company which could materially adversely impact on the ability to duly and properly perform its services. To the knowledge of the Company, after due inquiry, no officer, director, employee or security holder of the Company has any cause of action or other claim whatsoever against, or owes any amount to, the Company in connection with its business except for claims in the ordinary and normal course of the business such as for accrued vacation pay or other amounts or matters which would not be material to the Company.

4.1.5

Regulatory Matters

(a)

All necessary documents and proceedings have been or will be filed and taken and all other legal requirements have been or will be fulfilled under each of the Applicable Securities Laws in connection with the issuance and sale of the Offered Securities and the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) to the Purchasers and the Compensation Warrants and the Underlying Compensation Shares to the Underwriters (including any state private placement filing requirements).

5.0                   Covenants of the Company

.

General Covenants

The Company hereby covenants to and with the Underwriters on their own behalf and on behalf of the Purchasers that:

(a)

the Company will enter into the Subscription Agreements with the Purchasers and, unless the Company reasonably believes that it would be unlawful to do so, accept each duly executed Subscription Agreement submitted to the Company, provided that the Company may, acting reasonably, decline to accept any Subscription Agreement submitted on behalf of a Purchaser which is known to the Company to be engaged in or carrying on the business of mining or mineral exploration or development;

(b)

the Company will use its commercially reasonable best efforts to promptly comply with all applicable filing and other requirements under all Applicable Securities Laws;

(c)

the Company will use its commercially reasonable best efforts to obtain the necessary regulatory consents from the Exchange for the sale of the Offered Securities and the issuance of the Compensation Warrants, the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and the Underlying Compensation Shares, in each case on such conditions as are acceptable to the Underwriters and the Company, acting reasonably;

(d)

the Company will use its commercially reasonable best efforts to arrange for the listing and posting for trading of the Offered Securities (if the Offered Securities are to be issued as Shares) or the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts), as applicable, and the Underlying Compensation Shares on the Exchange as soon as possible following their issue;

(e)

the Company will use its commercially reasonable best efforts to take all steps necessary for it to comply with the applicable provisions of the Multilateral Instrument and, if applicable, in the case of the Province of Québec, the terms and conditions of the blanket ruling (the "Blanket Ruling") issued by the Québec Securities Commission bearing decision number 2001-C-0507 granting relief similar to the Multilateral Instrument, such that the Purchasers resident in such jurisdictions where the Multilateral Instrument is in force or in the Province of Québec will be entitled to avail themselves of the four month "hold period" in respect of the Offered Securities purchased under the Offering and the Underlying Shares issuable upon the automatic exercise of the Subscription Receipts (if the Offered Securities are to be issued as Subscription Receipts) in accordance with the Multilateral Instrument or the Blanket Ruling, as applicable; and

(f)

the Company agrees not to issue or sell any Shares or financial instruments convertible or exchangeable into Shares, other than for purposes of director or employee stock options or to satisfy existing instruments already issued as of the date hereof, until 180 days following the Closing Date, without the prior consent of the Underwriters, such consent not to be unreasonably withheld.

5.2

Rights of First Refusal

The Company hereby grants to NBF the right of first refusal to be appointed and to act as lead agent with respect to any and all financings undertaken by the Company within the 12 month period beginning on the date hereof and ending at 5:00 p.m. (Vancouver time) on June 2, 2003 effected by way of the issuance of equity securities or public debt (a "Financing") publicly announced or otherwise determined by the Company to be proceeded with, which right shall be on the following terms and conditions:

(i)

if at any time the Company intends to publicly announce or otherwise determines to proceed with a Financing (or enter into a transaction as a result of which the Company anticipates that it will publicly announce or otherwise determine to proceed with a Financing), it shall prior to such announcement or determination to proceed, give written notice to NBF (the "Notice") of such intention, which Notice shall contain the material terms of such Financing, including:

(A)

the size (or range) of such proposed Financing:

(B)

the price (or range) at which the Company proposes that such Financing be conducted (or the basis upon which the Financing will be priced, if the price or range of such Financing is not then known);

(C)

the commission or other consideration (or range thereof) to be paid in connection with such Financing;

(D)

whether the Financing is to be best efforts, underwritten or on a "bought deal" basis; and

(E)

the terms and conditions of the securities proposed to be offered pursuant to the Financing;

(ii)

within five Business Days of receipt of the Notice, NBF shall elect in writing to:

(A)

commit to undertake the Financing on the terms and conditions set out in the Notice, provided that any one or more of such terms or conditions may be amended by mutual agreement between NBF and the Company, failing which NBF shall be deemed to have elected to waive its rights, as contemplated in the following paragraph; or

(B)

waive any rights which NBF has hereunder in respect of the Financing only, whereupon the Company shall be relieved of all of its obligations hereunder in respect of such Financing only, provided that the Financing is publicly announced or an engagement letter with respect to such Financing is executed by the Company within 20 days after the date of the Notice; and

(iii)

for greater certainty, the obligations of the Company to NBF in respect of the Financing shall be revived, notwithstanding a waiver or deemed waiver by NBF, in the event that the Company proposes to amend the terms of the Financing or the terms of compensation to the agent(s) or underwriter(s) for the Financing, in either case in a manner which could reasonably be expected to cause NBF to reconsider its waiver or deemed waiver.

6.0                    Conditions to Purchase Obligation

6.1

The following are conditions of the Underwriters' and the Purchasers' obligations to close the purchase of the Offered Securities from the Company as contemplated hereby, which conditions the Company covenants to exercise its commercially reasonable best efforts to have fulfilled at or prior to the Closing Date, which conditions may be waived in writing in whole or in part by the Underwriters on their own behalf and on behalf of the Purchasers:

(a)

the Company's board of directors shall have authorized and approved this agreement, the Escrow Agreement (if the Offered Securities are to be issued as Subscription Receipts), the forms of Subscription Agreements, Subscription Receipt Certificates (if the Offered Securities are to be issued as Subscription Receipts), Compensation Warrant Certificates and any other agreements or documents pursuant to which the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares are to be issued, the issuance of the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares and all matters relating to the foregoing;

(b)

the Company shall have made and/or obtained the necessary filings, approvals, consents and acceptances of the appropriate regulatory authorities in the Qualifying Provinces and the Exchange in connection with the Offering, on terms which are acceptable to the Company and the Underwriters, acting reasonably, on or prior to the Closing Date, it being understood that the Underwriters shall do all that is reasonably required to assist the Company to fulfil this condition;

(c)

the Offered Securities (if the Offered Securities are to be issued as Shares) or the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts), as applicable, and the Underlying Compensation Shares shall have been conditionally accepted for listing and will, as soon as possible following their issue, be posted for trading on the Exchange (subject only to the usual conditions of the Exchange);

(d)

the Company shall deliver a certificate of the Company under its corporate seal and signed on behalf of the Company, without personal liability, by the President and Chief Executive Officer of the Company and one of the other senior officers of the Company as may be acceptable to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel and dated the Closing Date, in form and content satisfactory to the Underwriters' counsel, acting reasonably, certifying that:

(i)

no order ceasing or suspending trading in any securities of the Company or prohibiting the issuance and sale of the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) or Underlying Compensation Shares or any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the best of the knowledge, information and belief of such officers, after due inquiry, threatened;

(ii)

the representations and warranties of the Company contained in this agreement are true and correct at the Time of Closing, with the same force and effect as if made by the Company as at the Time of Closing, after giving effect to the transactions contemplated hereby; and

(iii)

the Company has complied with all the covenants and satisfied all the terms and conditions of this agreement on its part to be complied with or satisfied at or prior to the Time of Closing which have not otherwise been waived pursuant to the terms of this agreement;

(e)

the Company shall have accepted the Subscription Agreements with the Purchasers and, unless the Company reasonably believes it would be unlawful to do so, have accepted each duly executed Subscription Agreement submitted in accordance with Section 5.1(a) accompanied by the required subscription funds submitted to the Company;

(f)

the Company will have caused a favourable legal opinion to be delivered by its counsel addressed to the Underwriters and their counsel with respect to such matters as the Underwriters may reasonably request relating to this transaction, acceptable in all reasonable respects to the Underwriters' counsel, including to the effect that:

(i)

the Company has been incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite corporate power, authority and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets;

(ii)

the Company has the corporate capacity and power to execute and deliver this agreement, the Escrow Agreement (if the Offered Securities are to be issued as Subscription Receipts), the Subscription Agreements and any additional agreements or certificates relating to the issuance of the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares and to perform its obligations hereunder and thereunder;

(iii)

this agreement, the Escrow Agreement (if the Offered Securities are to be issued as Subscription Receipts), the Subscription Agreements and the other agreements, certificates or instruments pursuant to which the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares are to be issued and sold have been duly authorized, executed and delivered by the Company and are legally binding upon the Company and enforceable in accordance with their respective terms (subject to the usual qualifications);

(iv)

the authorized capital of the Company consists of 100,000,000 Shares and 100,000,000 preferred shares (whereof 8,050,000 are designated as Series "A" Convertible Preferred Shares and 1,135,050 are designated as Series "B" Convertible Preferred Shares), of which no preferred shares are issued and outstanding and, immediately prior to the Time of Closing, there were 49,279,468 Shares issued and outstanding as fully paid and non-assessable;

(v)

the Offered Securities and the Compensation Warrants have been validly created and issued;

(vi)

each of (A) the Offered Securities (if the Offered Securities are to be issued as Shares) or the Underlying Shares issuable upon the automatic exercise of the Subscription Receipts (if the Offered Securities are to be issued as Subscription Receipts), as applicable; and (B) the Underlying Compensation Shares issuable upon exercise of the Compensation Warrants, have been duly allotted and reserved for issuance and when issued in accordance with the terms of this agreement, the Subscription Receipt Certificates (if the Offered Securities are to be issued as Subscription Receipts) and the Compensation Warrant Certificates, as applicable, and, in respect of the Underlying Compensation Shares, upon receipt by the Company of the proper consideration therefor, will be validly issued as fully paid and non-assessable Shares;

(vii)

the Exchange has accepted notice of the issuance of the Offered Securities, the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and the Underlying Compensation Shares and has conditionally approved the listing and posting for trading of the Offered Securities (if the Offered Securities are to be issued as Shares) or the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts), as applicable, and the Underlying Compensation Shares subject to the usual filings;

(viii)

the execution and delivery of this agreement, the Escrow Agreement (if the Offered Securities are to be issued as Subscription Receipts), the Subscription Agreements and the other agreements, certificates or instruments pursuant to which the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares are to be issued, the fulfilment of the terms hereof and thereof, the issue, sale and delivery at the Closing Date of the Offered Securities and Compensation Warrants do not and will not result in a breach of and do not create a state of facts which after notice or lapse of time or both will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of: (i) the constating documents of the Company; or (ii) any trust indenture, agreement or instrument to which the Company is a party or by which the Company is contractually bound on the Closing Date and, in either case of which counsel is aware and in respect of which such counsel has acted;

(ix)

the offering, sale and delivery by the Company to the Purchasers of the Offered Securities and the Compensation Warrants to the Underwriters are exempt from the prospectus requirements of the Applicable Securities Laws and no documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations obtained under the Applicable Securities Laws to permit such offering, sale and delivery, other than the filing of any private placement reports, fees or undertakings required to be filed under such laws;

(x)

the Company is a "reporting issuer" under the securities legislation of each of the Qualifying Provinces and is not included in a list of defaulting reporting issuers maintained by the Securities Commission of the Qualifying Provinces;

(xi)

Computershare Trust Company of Canada at its principal offices in the City of  Vancouver has been duly appointed as the transfer agent and registrar for the Shares;

(xii)

as to the first trade rights and restrictions relating to the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and Underlying Compensation Shares; and

(xiii)

as to such other legal matters which counsel for the Company and the Underwriters, acting reasonably, may agree upon.

In giving such opinions, counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact not within their knowledge to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy.  The Company agrees, and the aforesaid legal opinion shall expressly provide, that the Underwriters may deliver copies of the opinion to each of the addressees thereof;

(g)

the Company will have caused a favourable legal opinion to be delivered by United States counsel to the Company acceptable in all reasonable respects to the Underwriters' counsel and the Company including an opinion to the effect that no registration of the Offered Securities or Underling Shares (if the Offered Securities are to be issued as Subscription Receipts) issued in the United States is required under the United States Securities Act of 1933, as amended; and

(h)

the Underwriters shall have received such other certificates, statutory declarations, opinions, agreements and materials, in form and substance satisfactory to the Underwriters and their counsel, as the Underwriters or their counsel may reasonably request.

7.0                    Closing

7.1

The Offering will be completed at the offices of the Company's legal counsel, DuMoulin Black, 10th Floor - 595 Howe Street, Vancouver, British Columbia V6C 2T5 at the Time of Closing or such other place, date or time as may be mutually agreed to, provided that if the Company has not been able to comply with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses in accordance with Section 11, indemnity in accordance with Section 9 and contribution in accordance with Section 10.

7.2

At the Time of Closing, the Company shall deliver to the Underwriters:

(a)

certificates representing the Offered Securities duly registered as the Underwriters may direct;

(b)

the Compensation Warrant Certificates duly registered as the Underwriters may direct;

(c)

the requisite legal opinions and certificates as contemplated above; and

(d)

such further documentation as may be contemplated herein or as counsel to the Underwriters or the applicable regulatory authorities may reasonably require,

against payment of the purchase price for the Offered Securities by certified cheque, wire transfer or bank draft and delivery of the Subscription Agreements and other documentation required to be provided by or on behalf of the Purchasers or the Underwriters pursuant to this agreement. The Company will, at the Time of Closing, and upon such payment of the purchase price, pay the Underwriting Fee to the Underwriters in respect of the Offered Securities and reimburse the Underwriters for all of their reasonable estimated expenses as contemplated herein incurred up to the Closing Date (or direct the Underwriters to deduct the applicable Underwriting Fee and reasonable estimated expenses from the gross proceeds of the Offering) upon the delivery by them to the Company of one or more invoices therefor, subject to any adjustment when such actual expenses are finally determined in accordance with Section 11 hereof.

7.3

With respect to any certificates representing the Offered Securities in respect of which delivery is to be made to Purchasers in any city other than the city in which the place of closing of the Offering is to occur and in which the Underwriters and the registrar and transfer agent for the Shares of the Company each have an office, the Company shall take all reasonable steps to have enabled the Underwriters to effect delivery to each such Purchaser on the Closing Date provided that reasonable notice is given by the Underwriters to the Company.

7.4

All terms and conditions of this agreement shall be construed as conditions and any breach or failure to comply with any such terms and conditions shall entitle the Underwriters to terminate their obligations to purchase the Offered Securities by written notice to that effect given to the Company prior to the Time of Closing. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

8.0                    Termination of Purchase Obligation

8.1

Without limiting any of the foregoing provisions of this agreement, and in addition to any other remedies which may be available to them, the Underwriters shall be entitled, at their option, to terminate and cancel, without any liability, their obligations under this agreement and those of the Purchasers, by giving written notice to the Company at any time through to the Time of Closing, if:

(a)

the Underwriters are not satisfied in any reasonable respect with the results of their due diligence investigations carried out prior to the Time of Closing;

(b)

any order or ruling is issued, any inquiry, investigation or other proceeding (whether formal or informal) in relation to the Company or its directors and officers is made, threatened or announced by any officer or official of any stock exchange, Securities Commission or other regulatory authority (other than an order based solely upon the activities or alleged activities of the Underwriters) or any law or regulation is promulgated or changed which operates to prevent or restrict trading in or distribution of the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) or Underlying Compensation Shares;

(c)

there should develop, occur or come into effect any incident of national or international consequence, any law, regulation or inquiry or any other event, action or occurrence of any nature whatsoever which, in the reasonable opinion of the Underwriters, materially and adversely affects or may materially and adversely affect the financial markets in Canada or the United States generally or the business, affairs or capital of the Company, taken as a whole;

(d)

there should occur any material change or change in a material fact which, in the reasonable opinion of the Underwriters, impacts materially and adversely on the marketability of the Offered Securities; or

(e)

the Company is in breach of any material term, condition or covenant of this agreement (which has not been waived, in writing, by the Underwriters) or any material representation or warranty given by the Company in this agreement becomes or is false (and such representation or warranty is not waived, in writing, by the Underwriters), the occurrence or non-occurrence of any of the foregoing events or circumstances to be determined in the sole discretion of the Underwriters, acting reasonably.

8.2

The Underwriters shall make reasonable efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in Section 8.1, provided that neither the giving nor the failure to give such notice shall in any way affect the Underwriters' entitlement to exercise this right at any time through to the Time of Closing.

8.3

The Underwriters' rights of termination contained in this Section are in addition to any other rights or remedies they may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this agreement.

8.4

If the obligations of the Underwriters and the Purchasers are terminated under this agreement pursuant to the termination rights provided for in Section 8.1, the Company's liabilities to the Underwriters and the Purchasers shall be limited to the Company's obligations under the indemnity, contribution and expense provisions of Sections 9, 10, and 11, respectively, of this agreement.

9.0                Indemnity

9.1

The Company hereby covenants and agrees to indemnify the Underwriters, and their respective directors, officers, shareholders, employees and agents (each being hereinafter referred to as an "Indemnified Party"), against all losses (other than a loss of profits), claims, actions, damages, liabilities, costs or expenses, joint or several, including reimbursement to the Underwriters upon demand of the aggregate amount paid in settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise, caused or incurred by reason of:

(a)

any statement (other than a statement relating solely to, and provided by, the Underwriters) contained in the Company's Information Record which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

(b)

the omission or alleged omission to state in any certificate of the Company delivered hereunder or pursuant hereto or in the Company's Information Record any material fact (other than a material fact omitted in reliance upon information furnished to the Company by or on behalf of the Underwriters) required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(c)

any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission or other competent authority based upon any misrepresentation or alleged misrepresentation in the Company's Information Record (other than a statement included in reliance upon information furnished to the Company by or on behalf of the Underwriters) which prevents or restricts the trading in or distribution to the public, as the case may be, of any of the Offered Securities, Compensation Warrants, Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) or Underlying Compensation Shares in any of the Qualifying Provinces;

(d)

the Company not complying with any requirement of any Applicable Securities Laws or regulatory requirements (including any private placement filing or other requirements under any of the Applicable Securities Laws) in connection with the Offering; or

(e)

any breach of any representation or warranty of the Company contained herein or the failure of the Company to comply with any of its obligations hereunder.

9.2

If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions of Section 9.1 or if any potential claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing. If, through the fault of the Indemnified Party, the Company does not receive notice of any such action, claim or potential claim in time to contest effectively the determination of any liability susceptible of being contested, the Company shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any losses incurred by the Company which result from the Indemnified Party's failure to give such notice on a timely basis. The Company shall be entitled but not obligated to participate in or assume the defence thereof, provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expenses of such counsel shall be borne by the Indemnified Party unless:

(a)

the employment thereof has been specifically authorized in writing by the Company;

(b)

the Indemnified Party has been advised by counsel, acting reasonably, in a written opinion setting out the reasons therefor, that representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(c)

the Company has failed within a reasonable time after receipt of such written notice to assume the defense of such action or claim;

provided that the Company shall not be required to assume the fees and expenses of more than one additional counsel to the Indemnified Party. Neither party shall effect any settlement of any such action or claim or make any admission of liability or fact without the written consent of the other party, such consent to be promptly considered and not to be unreasonably withheld. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified herein obtained by the Indemnified Party from any other person.

9.3

To the extent that any Indemnified Party is not a party to this agreement, the Underwriters shall obtain and hold the right and benefit of the indemnity provisions hereof in trust for and on behalf of such Indemnified Party, entitled to enforce such provisions for their benefit and on behalf of such Indemnified Party.

10.0                Contribution

10.1

In the event that the indemnity provided for above is, for any reason, declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and the Company shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party) of the nature provided for above such that an Underwriter shall be responsible only for that portion represented by the percentage that the portion of the Underwriting Fee payable by the Company to such Underwriter bears to the gross proceeds realized from the sale of the Offered Securities, whether the Underwriters have been sued together or separately, and the Company shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Underwriter. In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Company shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Underwriters are responsible, as determined above, and (ii) the amount of the Underwriting Fee actually received by the Underwriter. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section, except to the extent that such failure to notify jeopardizes the legal position of the party from whom contribution may be sought. The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Underwriters or the Company may have by statute or otherwise by law.

10.2

The Company waives its right to recover contribution from the Underwriters or any other Indemnified Party with respect to any liability of the Company solely by reason of or arising out of any misrepresentation contained in the Company's Information Record, other than a misrepresentation included in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for use therein.

11.0                  Expenses

11.1

Whether or not the Offering is completed, all expenses incurred from time to time in connection with the Offering (including the Underwriters' reasonable out-of-pocket expenses which  include those expenses incurred in connection with due diligence and marketing meetings) and the fees and disbursements of the Underwriters' legal counsel or incidental to the sale, issue or distribution of the Offered Securities, the Compensation Warrants and all matters in connection with the transactions herein, including the costs and filing fees with respect to the private placement of the Offered Securities, the cost of printing the certificates representing the Offered Securities, the Compensation Warrant Certificates, the certificates representing the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and the Underlying Compensation Shares, the costs associated with the listing and posting for trading on the Exchange of the Offered Securities (if the Offered Securities are to be issued as Shares) or the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts), as applicable, and the Underlying Compensation Shares, the cost of the registration and delivery of the Offered Securities, the Compensation Warrant Certificates, the certificates representing the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) and the Underlying Compensation Shares and the fees and expenses of each of the Company's auditors, counsel and local counsel shall be borne by the Company. The Company shall also be responsible for any exigible Goods and Services Tax on the foregoing amounts. The Company covenants and agrees to fully reimburse the Underwriters from time to time for all such expenses immediately upon the receipt of one or more invoices.

12.0                Survival of Warranties, Representations, Covenants and Agreements

12.1

All warranties, representations, covenants and agreements of the Company herein contained or contained in documents submitted or required to be submitted pursuant to this agreement shall survive the purchase of the Offered Securities and shall continue in full force and effect (with respect to representations and warranties, as to their truth and accuracy as at the Time of Closing) for the benefit of the Underwriters or the Purchasers for a period ending on the Survival Limitation Date. Notwithstanding the foregoing, the provisions contained in this agreement in any way related to the obligations set out under the headings "Indemnity", "Contribution" or "Expenses" hereof shall survive and continue in full force and effect, indefinitely.

13.0                Obligation of Underwriters to Purchase

13.1

The obligation of the Underwriters to purchase the Offered Securities in connection with the Offering at the Time of Closing shall be several and not joint or joint and several and shall be limited to the percentage of the Offered Securities set out opposite the name of each Underwriter below:

National Bank Financial Inc.                             60.0%

Haywood Securities Inc.                                   40.0%

13.2

In the event that any Underwriter fails to purchase its applicable percentage of the aggregate amount of the Offered Securities at the Time of Closing, the other Underwriter shall have the right, but shall not be obligated, to purchase all but not less than all of the Offered Securities which would otherwise have been purchased by the Underwriter which failed to purchase. If, with respect to the Offered Securities, the non-defaulting Underwriter elects not to exercise such right so as to assume the entire obligation of the defaulting Underwriter (the Offered Securities in respect of which the defaulting Underwriter fails to purchase and the non-defaulting Underwriter does not elect to purchase being hereinafter called the "Default Offered Securities"), then the Company shall have the right to either: (i) proceed with the sale of the Offered Securities (less the Default Offered Securities) to the non-defaulting Underwriter; or (ii) terminate its obligations hereunder without liability to the Underwriters except under the headings "Indemnity", "Contribution" and "Expenses" above in respect of the non-defaulting Underwriter. Nothing in this paragraph shall oblige the Company to sell to any of the Underwriters less than all of the aggregate amount of the Offered Securities or shall relieve any of the Underwriters in default hereunder from liability to the Company.

14.0              Action by the Underwriters

14.1

All steps, including the granting of any waivers, which must or may be taken by the Underwriters in connection with the agreement resulting from the Company's acceptance of this offer, with the exception of the matters relating to termination contemplated by Section 8, may be taken by NBF on behalf of itself and Haywood Securities Inc. and the execution of this agreement by Haywood Securities Inc. and by the Company shall constitute the Company's authority and obligation for accepting notification of any such steps from, and for delivering the certificates representing the Offered Securities and the Compensation Warrants to or to the order of, NBF. NBF shall fully consult with Haywood Securities Inc. with respect to all notices, waivers, extensions or other communications to or with the Company.

15.

General Contract Provisions

15.1

Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

if to the Company:

Aurizon Mines Ltd.

Suite 900 - 510 Burrard Street

Vancouver, British Columbia V6C 3A8

Attention:

David P. Hall

Telecopier Number:

(604) 687-3932

with a copy to:

DuMoulin Black

10th Floor - 595 Howe Street

Vancouver, British Columbia V6C 2T5

Attention:

Sargent H. Berner

Telecopier Number:

(604) 687-8772

or if to the Underwriters:

National Bank Financial Inc.

The Exchange Tower

130 King Street West

Suite 3200

Toronto, Ontario M5X 1J9

Attention:

William A. Washington

Telecopier Number:

(416) 869-8013

- and -

Haywood Securities Inc.

Bay Wellington Tower, BCE Place

181 Bay Street

Suite 800, P.O. Box 808

Toronto, Ontario  M5J 2T3

Attention:

John D. Willett

Telecopier Number:

(416) 507-2350

with a copy to:

Fogler, Rubinoff LLP

Suite 4400, P. O. Box 95

Royal Trust Tower

Toronto-Dominion Centre

Toronto Ontario M5K 1G8

Attention:

Gary M. Litwack

Telecopier Number:

(416) 941-8852

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

15.2

This agreement and the other documents herein referred to constitute the entire agreement between the Underwriters and the Company relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and the Company with respect to their respective rights and obligations in respect of the Offering, including the engagement letter between NBF, on its own behalf and on behalf of Haywood Securities Inc., and the Company dated May 31, 2002 and reconfirmed on June 3, 2002.

15.3

Time shall be of the essence of this agreement and of every part hereof and no extension or variation of this agreement shall operate as a waiver of this provision.

15.4

The parties hereto covenant and agree to sign such other documents, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every provision of it.

15.5

Other than as otherwise provided herein, no party to this agreement may assign this agreement, any part hereof or its rights hereunder without the prior written consent of the other party.  Subject to the foregoing, this agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.6

In the event that any provision or part of this agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect. If, in any judicial proceeding, any provision of this agreement is found to be so broad as to be unenforceable, it is hereby agreed that such provision shall be interpreted to be only so broad as to be enforceable.

15.7

This agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below and returning by telecopier one copy and returning by courier one originally executed copy to NBF (Attention: William A. Washington).

Yours very truly,

NATIONAL BANK FINANCIAL INC.

Per:

      Authorized Signing Officer

HAYWOOD SECURITIES INC.

Per:

      Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to and with effect as of the date first above written.

AURIZON MINES LTD.

Per:

       Name:

David P. Hall

       Title:

President and Chief Executive

Officer

SCHEDULE "A"

DETAILS OF THE OFFERING

This is Schedule "A " to the Underwriting Agreement among Aurizon Mines Ltd., National Bank Financial Inc. and Haywood Securities Inc. made as of June 3, 2002.

Offered Securities:

7,100,000 Subscription Receipts or, if the Approval Date has occurred  prior to the Closing Date, 7,100,000 Shares to be issued by way of private placement exemptions from the prospectus requirements, subject to receipt of any applicable regulatory, director, shareholder and stock exchange approvals.

Subscription Receipts:

Subject to Escrow of Proceeds below, each Subscription Receipt (if the Offered Securities are to be issued as Subscription Receipts) will entitle the holder thereof, upon the automatic exercise thereof and without payment of any additional consideration therefor, to be issued one Underlying Share. All outstanding Subscription Receipts will be deemed to be exercised and the Underlying Shares issued as at 5:00 p.m. (Vancouver time) on the Approval Date (provided that the Approval Date occurs on or before the later of June 30, 2002 and the Closing Date) without any further action on the part of the holder and the Subscription Receipts shall thereafter be deemed to have been cancelled.

Price:	$1.15 per Subscription Receipt or Share, as applicable.
Escrow of Proceeds:

In the event that the Closing Date occurs prior to the Approval Date, the net proceeds from the sale of the Subscription Receipts, including all interest earned thereon by the Escrow Agent from time to time (the "Escrowed Amount"), will be held by the Escrow Agent pursuant to the Escrow Agreement and invested in short term obligations of the Government of Canada or in other short term investment grade debt obligations as agreed to by the Company and the Underwriters. The Escrowed Amount will be released to the Company in the event the Approval Date occurs on or before the later of June 30, 2002 and the Closing Date.

Refund:

In the event that the Required Approvals are not obtained by the Company on or before the later of June 30, 2002 and the Closing Date, each holder of outstanding Subscription Receipts will thereafter receive, with respect to the Subscription Receipts held by it, a full refund of its investment in such Subscription Receipts at the original purchase price of the Subscription Receipts plus a pro rata portion of the interest earned by the Escrow Agent (the "Refund Amount"). The Company shall provide the Escrow Agent within three (3) Business Days thereof with such additional funds as may be required so as to provide each of the Purchasers with the full Refund Amount.Underwriting Fee:

The Company will pay the Underwriters an aggregate underwriting fee equal to 6% of the aggregate gross proceeds of the Offering payable in cash at the Time of Closing, plus such number of compensation warrants (the "Compensation Warrants") of the Company as is equal to 6% of the aggregate number of Offered Securities issued under the Offering. Each Compensation Warrant will entitle the Underwriters to acquire one Share at a price of $1.32 per Share and shall be exercisable at any time until 5:00 p.m. (Vancouver time) on the second anniversary of the Closing Date.

In the event that the Offering is not completed solely as a result of the inability of the Company to obtain the Required Approvals, then, notwithstanding that the Offering is not completed, the Underwriters shall receive on or before July 4, 2002 the Underwriting Fee and Compensation Warrants contemplated above as if the Offering had been completed in accordance with the terms hereof.

Qualifying Provinces:

The Qualifying Provinces for the Offering will be the Provinces of  Ontario, British Columbia and Alberta. Offered Securities will also be sold in the United States pursuant to available exemptions from the registration requirements under the United States federal and state securities legislation and in certain "offshore" jurisdictions on a private placement basis.

Use of Proceeds:

The net proceeds received by the Company from the sale of the Offered Securities will be used by the Company: (i) to exercise its right of first refusal to match the offer to acquire, for $5 million (A) TVX Gold Inc's interest in the final outstanding acquisition payment for the Casa Berardi property, totalling $3,880,400 and (B) the 2% to 4% gold indexed net smelter royalty held by TVX Gold Inc. on such property; and (ii) as to the balance, for working capital purposes.

Closing Date:

Payment for, and delivery of, the Offered Securities is to occur on June 25, 2002, or such earlier or later date or dates as the Underwriters may determine (but in any event not later than July 4, 2002).

Time of Closing:	The Time of Closing will be 8:30 a.m. (Vancouver time) on the Closing Date, or such other time on the Closing Date as the Company and the Underwriters agree upon.

SCHEDULE "B"

DETAILS AS TO OUTSTANDING CONVERTIBLE SECURITIES

This is Schedule "B " to the Underwriting Agreement among Aurizon Mines Ltd., National Bank Financial Inc. and Haywood Securities Inc. made as of June 3, 2002.

The following is a complete list of all Outstanding Convertible Securities of the Company as at June 24, 2002:

General

No. of

Shares/Amount                            Item                                                Price                                Expiry/Maturity Date

                    4,175,000                    Share Purchase Warrants 1                        $0.65                                June 30, 2003

                      501,000                    Unit Compensation Warrants 2                         $0.62                                June 30, 2003

                  $7,000,000                    Convertible Debentures 3                           $0.60                                May 31, 2003

                    Variable                     TVX Gold Inc. Agreement 4                     Variable                                August 27, 2003

                    Variable                      Rights under Company                            Variable                                Variable

                                                        Shareholder Rights Plan

Notes:

1    Each share purchase warrant entitles the holder to purchase one Share at a price of $0.65 per Share at any time on or before 5:00 p.m. (Vancouver time) on June 30, 2003.

2   Each unit compensation warrant entitles the holder thereof to purchase one unit of securities (a "Unit") of the Company at a price of $0.62 per Unit at any time on or before 5:00 p.m. (Vancouver time) on June 30, 2003. Each Unit consists of one Share and one-half of one share purchase warrant. Each whole share purchase warrant will entitle the holder to purchase one Share at a price of $0.65 per Share at any time on or before 5:00 p.m. (Vancouver time) on June 30, 2003.

3    The Convertible Debentures are convertible into Shares in whole or in part on or prior to maturity at a price of $0.60 per Share (11,666,667 Shares in the aggregate).

4    On July 5, 2001, the Company entered into an agreement with TVX Gold Inc. ("TVX") to amend the terms of the property purchase agreement ("PPA") dated April 30, 1998 whereby the Company acquired a 100% interest in and to the Casa Berardi property from TVX. The amendment enabled the Company to defer an outstanding payment of $4,000,000 due under the original terms of the PPA on August 27, 2001 until August 27, 2003. As consideration for the amendment, the Company agreed to issue 1,000,000 Shares and to issue additional Shares on a quarterly basis in payment of interest at 10% per annum on the outstanding payment.

Outstanding Options under Option Plan (as amended)

 No. of

Options                      Price                        Expiry Date

               480,000                    $0.60                       February 23, 2004

               100,000                    $0.72                       May 11, 2004

               120,000                    $0.72                       June 1, 2004

               620,000                    $0.72                       November 10, 2004

            1,030,000                    $0.80                       July 9, 2003

               150,000                    $1.00                       May 11, 2004

               662,000                    $1.00                       March 23, 2005

                 70,000                    $1.05                       April 30, 2004

                 55,000                    $1.05                       June 1, 2004

                 50,000                    $1.05                       June 15, 2004

                 90,000                    $1.05                       May 12, 2005

Total:

3,427,000

SCHEDULE "C"

TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES OF OFFERED SECURITIES

This is Schedule "C " to the Underwriting Agreement among Aurizon Mines Ltd., National Bank Financial Inc. and Haywood Securities Inc. made as of June 3, 2002.

As used in this schedule, the following terms shall have the meanings indicated:

"Accredited Investor" means an "accredited investor" as defined in Rule 501 under the U.S. Securities Act;

"Directed Selling Efforts" means "directed selling efforts" as that term is defined in Regulation S.  Without limiting the foregoing, but for greater clarity in this schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Offered Securities, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities, subject to the exclusions from the definition of "directed selling efforts" contained in Regulation S;

"Foreign Issuer" means a foreign issuer as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity, "Foreign Issuer"means any issuer which is (a) the government of any foreign country or of any political subdivision of a foreign country; or (b) a corporation or other organization incorporated under the laws of any foreign country, except an issuer meeting the following conditions: (1) more than 50 percent of the outstanding voting securities of such issuer are held of record either directly or through voting trust certificates or depositary receipts by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

"Offered Securities" means, collectively, the Offered Securities and any portion thereof;

"Placement Agents" means, collectively, NBC International (USA) Inc. and Haywood Securities (USA) Inc.;

"Qualified Institutional Buyer" means a qualified institutional buyer as that term is defined in Rule 144A;

"Regulation D" means Regulation D under the U.S. Securities Act;

"Regulation S" means Regulation S under the U.S. Securities Act;

"Rule 144A" means Rule 144A under the U.S. Securities Act;

"SEC" means the United States Securities and Exchange Commission;

"Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"U.S. Person" means a U.S. person as that term is defined in Regulation S; and

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

All other capitalized terms used but not otherwise defined in this schedule shall have the meanings assigned to them in the underwriting agreement to which this schedule is attached.

Representations, Warranties and Covenants of the Underwriters

The Underwriters acknowledge that the Offered Securities have not been and will not be registered under the U.S. Securities Act and may not be offered or sold to any person within the United States or to, or for the account or benefit of, U.S. persons unless pursuant to a registration statement or an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities or "Blue Sky" laws. Accordingly, the Underwriters represent, warrant and covenant to the Company that:

1.

The Underwriters have offered and sold, and will offer and sell the Offered Securities only in accordance with Rule 903 of Regulation S or as provided in paragraphs 2 through 7 below.  Accordingly, neither the Underwriters, their respective affiliates nor any persons acting on their behalf, have made or will make (except as permitted in paragraphs 2 through 6 below) (i) any offer to sell or any solicitation of an offer to buy, any of the Offered Securities to any person in the United States, (ii) any sale of the Offered Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Underwriters, affiliates or persons acting on their behalf either reasonably believed that such purchaser was outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Offered Securities.

Other than any banking and selling group agreement, the Underwriters have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with their respective affiliates or with the prior written consent of the Company.

2.

Any offer, sale or solicitation of an offer to buy the Offered Securities that has been made or will be made in the United States was or will be made only to Accredited Investors in transactions that are exempt from the registration requirements of any applicable federal and state securities laws.

3.

Immediately prior to soliciting such offerees, the Underwriters had reasonable grounds to believe and did believe that each offeree was an Accredited Investor.

4.

No form of general solicitation or general advertising (as those terms are used in Regulation D) has been or will be used, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities in the United States.

5.

All offers and sales of the Offered Securities in the United States will be effected by the Placement Agents in accordance with all applicable U.S. broker-dealer requirements;

6.

The Underwriters shall cause the Placement Agents to agree, for the benefit of the Company, to the same provisions as are contained in this schedule; and

7.

Prior to completion of any sale of the Offered Securities in the United States, each U.S. purchaser thereof (a "Subscriber") will be required to represent, warrant and agree in writing with the Company, the Underwriters and the Placement Agents selling the Offered Securities to such U.S. Purchaser, that:

(a

Authorization and Effectiveness. If the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver the subscription agreement for U.S. Purchasers of Offered Securities (the "U.S. Subscription Agreement") and to observe and perform its covenants and obligations thereunder and has taken all necessary corporate action in respect thereof. If the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver the U.S. Subscription Agreement and to observe and perform its covenants and obligations thereunder and has obtained all necessary approvals in respect thereof. If the Subscriber is a natural person, he or she has attained the age of 21 years and is legally competent to execute the U.S. Subscription Agreement and to take all actions required pursuant thereto.

Whether the Subscriber is a natural person or a corporation, partnership or other entity, upon acceptance by the Company, the Underwriters and the Placement Agents, the U.S. Subscription Agreement will constitute a legal, valid and binding contract of the Subscriber, and any beneficial purchaser for whom it is purchasing, enforceable against the Subscriber and any such beneficial purchaser in accordance with its terms.

The entering into of the U.S. Subscription Agreement and the transactions contemplated thereby will not result in the violation of any terms or provisions of any law applicable to or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which he or she is or may be bound;

(b

Residence. The Subscriber, or any beneficial purchaser as to which the Subscriber exercises sole investment discretion and for whom it is purchasing, is a resident of the jurisdiction referred to under "Name and Address of Subscriber" on the first page of the U.S. Subscription Agreement, which address is the residence or place of business of the Subscriber not created or used solely for the purpose of acquiring Offered Securities;

(c

Investment Intent. The Subscriber, or each beneficial purchaser as to which the Subscriber exercises sole investment discretion and for whom it is purchasing, is acquiring Offered Securities having an aggregate purchase price of at least U.S.$100,000 for the account of the Subscriber or the account of each beneficial person as to which the Subscriber exercises sole investment discretion and for whom it is purchasing and each such account is purchasing Offered Securities having such an aggregate purchase price to be held for investment only and not with a view to resale, distribution or other disposition of the Offered Securities or Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) or any portion thereof in any transaction other than a transaction complying with the registration requirements of the U.S. Securities Act and applicable state securities or "Blue Sky" laws, or pursuant to an exemption therefrom;

(d

Prospectus Exemptions.  The Subscriber acknowledges and agrees that the sale and delivery of the Offered Securities to the Subscriber (or, if applicable, to others for whom it is contracting hereunder) is conditional upon such sale being exempt from the requirements under Applicable Securities Laws requiring the filing of a prospectus (or similar document) in connection with the distribution of the Offered Securities or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus (or similar document);

(e

Purchasing as Agent or Trustee. In the case of the purchase by the Subscriber of Offered Securities as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby and the Subscriber exercises sole investment discretion with respect to such beneficial purchaser. The Subscriber is duly authorized to execute and deliver the U.S. Subscription Agreement and all other necessary documentation in connection with such purchase on behalf of such principal and the U.S. Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of, such principal. In the case of a purchase by the Subscriber as agent or trustee for any principal, the representations and warranties contained in this agreement are being made on behalf of such principal;

(f

No Offering Memorandum etc. The Subscriber has not (nor, if applicable, has any other person on whose behalf the Subscriber is contracting) received an offering memorandum or similar document in connection with the Offering and has not received, nor has the Subscriber requested, nor does the Subscriber (or, if applicable, any other on whose behalf the Subscriber is contracting) need to receive, any other document;

(g

No Solicitation or Advertising. The Subscriber acknowledges that it has not purchased the Offered Securities as a result of any general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(h

No Undisclosed Information. The Offered Securities are not being purchased by the Subscriber as a result of any material information concerning the Company that has not been publicly disclosed and the Subscriber's decision to tender the offer and acquire Offered Securities has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Company, the Underwriters, the Placement Agents or any other person and is based entirely upon the representations of the Company stated or referred to in the U.S. Subscription Agreement or in the underwriting agreement;

(i

Investment Suitability. The Subscriber, and any beneficial purchaser referred to in paragraph (e) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in Offered Securities (and the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) in respect thereof) and is in a financial position to hold the Offered Securities (and the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) in respect thereof) for an indefinite period of time and is able to bear the economic risk, and withstand a complete loss, of such investment. The Subscriber has, to the extent the Subscriber believes such discussion is necessary, obtained such professional legal, tax and financial advisors advice as it considers appropriate in connection with the execution, delivery and performance by it of the U.S. Subscription Agreement and the transactions contemplated thereunder and the Subscriber and/or the Subscriber's advisors have determined that the Offered Securities (and the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) in respect thereof) are a suitable investment for the Subscriber;

(j

No Registration in U.S. The Subscriber is aware that the Offered Securities (and the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) in respect thereof) in respect thereof) have not been and will not be registered under the U.S. Securities Act and the sale contemplated in the U.S. Subscription Agreement is being made in reliance on a private placement exemption to Accredited Investors;

(k

Accredited Investor. The Subscriber represents, warrants and covenants to the Company, the Placement Agents and the Underwriters that the Subscriber (or if the Subscriber is acting on behalf of a principal, then for the principal for whom the Subscriber is acting) satisfies one or more of the categories indicated below:

Category 1.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Offered Securities, with total assets in excess of US$5,000,000;

Category 2.

A natural person whose individual net worth or joint net worth with that person's spouse, at the date hereof exceeds US$1,000,000;

Category 3.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4.

A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Offered Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Offered Securities;

Category 5.

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

Category 6.

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

Category 7.

A private business development as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940; or

Category 8.

An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

(l

Adequate Information. The Company has provided the Subscriber with the opportunity to ask questions and seek answers concerning the offering of the Offered Securities and the Subscriber has had access to all information concerning the Company as it has considered necessary in connection with its investment decision to acquire the Offered Securities. The Subscriber further acknowledges that the Subscriber has received satisfactory information concerning the business and financial condition of the Company in response to all inquiries in respect thereof;

(m

Resales. The Subscriber understands that if it decides to offer, sell, pledge or otherwise transfer such Offered Securities (or the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) in respect thereof) in respect thereof), or any of them, such securities may be offered, sold or otherwise transferred only: (A) to the Company; (B) (i) to an Accredited Investor and the sale is of a number of Offered Securities or Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts) in respect thereof) having an aggregate market value at the time of such sale of not less than U.S.$100,000, (ii) a purchaser's letter containing representations, warranties and agreements substantially similar to those contained in Schedule C to the U.S. Subscription Agreement (except that such purchaser's letter need not contain representations relating to the documents received or not received by the purchaser or to the purchaser's access to information concerning the Company), and satisfactory to the Company and the Placement Agents, is executed by the purchaser and delivered to the Company and the Placement Agents prior to the sale and (iii) all offers or solicitations in connection with the sale are arranged and conducted solely by the Company or the Placement Agents; (C) outside the United States in accordance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations; (D) in accordance with an exemption from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A, if available, and in compliance with applicable local laws and regulations; or (E) in a transaction that does not otherwise require registration under the U.S. Securities Act or any applicable state securities laws if an opinion of counsel, of recognized standing reasonably satisfactory to the Company and the Placement Agents, has been provided to the Company and the Placement Agents to that effect;

(n

Legend on Certificates. The Subscriber understands that all certificates representing the Offered Securities sold in the United States as part of the Offering, as well as all certificates issued in exchange for or in substitution of the foregoing securities, until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY [IF THE OFFERED SECURITIES ARE ISSUED AS SUBSCRIPTION RECEIPTS, ADD: AND THE SECURITIES ISSUED UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

and that all certificates representing the Offered Securities (if the Offered Securities are to be issued as Shares) and the Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts), as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the legend set forth above and shall bear the following additional legend:

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE 'GOOD DELIVERY' MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTER AND TRANSFER AGENT OF THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT;

provided that (i) if any such securities are being sold outside the United States in accordance with Rule 904 of Regulation S, the legend may be removed by providing a declaration to the registrar and transfer agent of the Company, to the effect set forth in the U.S. Subscription Agreement, or in such other form as the Company may from time to time prescribe and (ii) if any such securities are being sold pursuant to Rule 144, the legend may be removed by delivery to the registrar and transfer agent of the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(o

Tax Matters. The Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Offered Securities or Underlying Shares (if the Offered Securities are to be issued as Subscription Receipts). The Company, the Underwriters and the Placement Agents give no opinion and make no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber's acquisition or disposition of such securities;

(p

Company Financial Statements. The Subscriber understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principals which differ in some respects from United States generally accepted accounting principals, and thus may not be comparable to financial statements of United States companies;

(q

Notation. The Subscriber consents to the Company making a notation on it records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfers set forth and described herein. The Subscriber understands and acknowledges that the Company may not record a transfer without first being satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act;

(r

Aggregate Acquisition Cost of Offered Securities. The Subscriber is purchasing as principal Offered Securities with an aggregate acquisition cost of not less than U.S.$100,000, or, if the Subscriber is acting on behalf of one or more beneficial purchasers, the Subscriber is purchasing a sufficient number of Offered Securities so that each such beneficial purchaser has an aggregate acquisition cost for such Offered Securities of not less than U.S.$100,000; and

(s

Subscription Agreement. The Subscriber, (on its own behalf and, if applicable, on behalf of the others for whom it is contracting hereunder) has read and understands the contents of the U.S. Subscription Agreement and agrees to be legally bound thereby; and

8.

At the Time of Closing, the Underwriters, together with the Placement Agents, will provide a certificate substantially in the form of Exhibit 1 hereto, relating to the manner of the offer and sale of the Offered Securities in the United States.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees that:

1.

The Company is a Foreign Issuer with no Substantial U.S. Market Interest in the Offered Securities.

2.

During the period in which the Offered Securities are offered for sale and during the period that any Offered Securities are outstanding, neither the Company nor any of its affiliates, nor any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States, or has taken or will take any action that would cause the exemption afforded by Section 4(2) under the U.S. Securities Act, Rule 506 of Regulation D or Regulation S to be unavailable for offers and sales of the Offered Securities, pursuant to this agreement.

3.

None of the Company, its affiliates or any person acting on its or their behalf have engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the Offered Securities in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.

Except with respect to the offer and sale of the Offered Securities offered hereby and except for the sale by the Company of 8,350,000 units of securities of the Company in April, 2002, the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States.

5.

The Company is not an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

6.

Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has paid or will pay any commission or other remuneration, directly or indirectly, for soliciting the conversion of the Offered Securities (if the Offered Securities are to be issued as Subscription Receipts).

EXHIBIT 1 TO SCHEDULE "C"

UNDERWRITERS' CERTIFICATE

In connection with the private placement of subscription receipts or common shares (as applicable, the "Offered Securities") of Aurizon Mines Ltd. (the "Company"), with U.S. investors (each a "U.S. Private Placee") pursuant to U.S. Subscription Agreements, the undersigned [National Bank Financial Inc. or Haywood Securities Inc.] (the "Underwriter") as one of the underwriters referred to in the underwriting agreement (the "Underwriting Agreement") dated as of June 3, 2002 between the Company, the Underwriter and [National Bank Financial Inc. or Haywood Securities Inc.] (collectively, the "Underwriters"), and [NBC International (USA) Inc. or Haywood Securities (USA) Inc.], in its capacity as placement agent in the United States for the Underwriter (the "Placement Agent"), do hereby certify that:

1.

[NBC International (USA) Inc. or Haywood Securities (USA) Inc.] is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of, and in good standing with, the National Association of Securities Dealers, Inc. on the date hereof;

2.

all offers and sales of the Offered Securities in the United States have been effected in accordance with all applicable U.S. broker-dealer requirements;

3.

all offers and sales of the Offered Securities in the United States were made to a maximum of 50 "accredited investors" (as defined below) by the Underwriters;

4.

no written material was used in connection with the offer or sale of the Offered Securities in the United States;

5.

immediately prior to our transmitting the U.S. Subscription Agreement to such U.S. Private Placees, we had reasonable grounds to believe and did believe that each U.S. Private Placee was an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"), and, on the date hereof, we continue to believe that each U.S. Private Placee is an "accredited investor" within the meaning of Regulation D under the 1933 Act ("Regulation D");

6.

no form of general solicitation or general advertising (as those terms are used in Regulation D) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities in the United States or to U.S. persons; and

7.

prior to any sale of Offered Securities in the United States, we caused each U.S. Private Placement Placee to sign a U.S. Subscription Agreement containing representations, warranties and agreements to the Company substantially similar to those set forth in paragraph 7 of Schedule "C" of the Underwriting Agreement.

Exhibit "1"-2

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

DATED this • day of •, 2002.

[NATIONAL BANK FINANCIAL INC./

[NBC INTERNATIONAL (USA) INC./

HAYWOOD SECURITIES INC.]

HAYWOOD SECURITIES (USA) INC.]

By:

By:

      Name:

      Name:

      Title:

      Title:

SCHEDULE "D"

DETAILS OF ENCUMBRANCES

This is Schedule "D " to the Underwriting Agreement among Aurizon Mines Ltd., National Bank Financial Inc. and Haywood Securities Inc. made as of June 3, 2002.

(a)

The Company's 50% interest in the Sleeping Giant Mine is subject to: (i) two Deeds of Hypothec in favour of the holders of the Company's $7,000,000 non-interest bearing convertible debentures which mature on May 31, 2003; and (ii) royalties of 2% of gross operating profits and a 15% net profits royalty (after recovery of all costs associated with the development of the property).

(b)

The buildings, machinery and equipment at the Casa Berardi property, together with the Company's administration office located in Val-d'Or, Québec, are subject to a Deed of Hypothec in favour of TVX Gold Inc. as security for the outstanding payment of $3,880,400 due on August 27, 2003 in connection with the acquisition of the Company's interest in the Casa Berardi property.

(c)

The Company's 100% interest in the Casa Berardi property is subject to a 2% to 4% gold indexed net smelter royalty, to a maximum of $10,000,000, payable on commercial production from Casa Berardi.